UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 30, 2014

FAIR ISAAC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11689	94-1499887
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

181 Metro Drive, Suite 700 San Jose, California	95110-1346
(Address of Principal Executive Offices)	(Zip Code)

408-535-1500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement.	1

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.	1

Item 9.01. Financial Statements and Exhibits.	1

Signature	2

Exhibit Index

Exhibit 10.1

i

Item 1.01.	Entry into a Material Definitive Agreement.

On December 30, 2014, Fair Isaac Corporation (the “Company”) entered into an Amended and Restated Credit Agreement among the Company, the several banks and other financial institutions from time to time parties thereto, Wells Fargo Securities, LLC, as joint lead arranger and joint bookrunner, U.S. Bank National Association, as syndication agent, joint lead arranger and joint bookrunner, and Wells Fargo Bank, National Association, as administrative agent (the “Credit Agreement”). The Credit Agreement provides an unsecured $400 million five-year revolving credit facility (the “Credit Facility”). The Credit Facility may be increased to $500 million subject to certain terms and conditions. Proceeds from the Credit Facility may be used to refinance certain debt outstanding, finance permitted acquisitions, repurchase shares of the Company’s capital stock in accordance with applicable legal requirements and provide for the working capital needs and general corporate purposes of the Company and its subsidiaries.

Interest on the amounts borrowed under the Credit Facility is based on (i) a base rate, which is the greater of (a) Wells Fargo Bank’s base rate, (b) the federal funds rate plus 50 basis points and (c) the one-month Eurodollar rate plus 100 basis points, plus, in each case, an applicable margin, or (ii) an adjusted Eurodollar rate, plus an applicable margin. The applicable margin for Eurodollar borrowings ranges from 100 to 187.5 basis points and the applicable margin for base rate borrowings ranges from 0 to 87.5 basis points. The applicable margin is determined based on the Company’s total leverage ratio. The Company is restricted in its borrowings and in general under the Credit Agreement by certain financial covenants. The Company is required to maintain a fixed charge coverage ratio of not less than 2.50 to 1.00 and a total leverage ratio of not more than 3.00 to 1.00, subject to a step up to 3.50 to 1.00 following certain permitted acquisitions if certain conditions are met. The Credit Agreement also contains covenants typical of unsecured credit facilities. The Credit Agreement includes customary default provisions that include a change of control of the Company or the Company’s default on other debt exceeding $25 million. If an event of default occurs, the applicable interest rate is increased by 2% and all outstanding obligations may become immediately due and payable.

Wells Fargo and the other lenders party to the Credit Agreement may have performed and may continue to perform commercial banking and financial services for the Company and its subsidiaries for which they have received and will continue to receive customary fees.

The Credit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Credit Agreement among the Company, Wells Fargo Securities, LLC and U.S. Bank National Association, as joint lead arrangers and joint bookrunners, U.S. Bank National Association, as syndication agent, and Wells Fargo Bank, National Association, as administrative agent dated as of December 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION

Date: December 31, 2014	/s/ Michael J. Pung Michael J. Pung Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing

10.1	Amended and Restated Credit Agreement among the Company, Wells Fargo Securities, LLC and U.S. Bank National Association, as joint lead arrangers and joint bookrunners, U.S. Bank National Association, as syndication agent, and Wells Fargo Bank, National Association, as administrative agent dated as of December 30, 2014	Filed Electronically